EXHIBIT 10.3

Acclerated Venture Partners, LLC

1840 Gateway Drive, Suite 200
Foster City, CA 94404

December 29, 2009

Accelerated Acquisitions III, Inc.
122 Ocean Park Blvd.
Suite 307
Santa Monica, CA 90405

Re:           Tender of shares for cancellation

Gentlemen:

By this letter, the undersigned tenders for cancellation 3,750,000 of the 5,000,000 shares of common stock par value $0.0001 of Accelerated Acquisitions, II, Inc. (the “Company”) which it holds.  Following the cancellation of such shares, Accelerated Venture Partners, LLC will hold a total of 1,250,000 of the Company’s Common Shares.

Sincerely,

ACCELERATED VENTURE PARTNERS, LLC

By:	/s/ Timothy Neher
Timothy Neher, Managing Member